UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2020 (March 11, 2020)

Acreage Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-56021

British Columbia, Canada	98-1463868
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

366 MADISON AVENUE, 11TH FLOOR

NEW YORK, NEW YORK, 10017, UNITED STATES

(Address of principal executive offices, including zip code)

(646) 600-9181
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Subordinate Voting Shares, no par value	ACRGF	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

Effective March 11, 2020, Acreage Finance Delaware, LLC (“Borrower”) entered into a credit agreement (the “Credit Agreement”) with Acreage IP Holdings, LLC, Prime Wellness of Connecticut, LLC, D&B Wellness, LLC and Thames Valley Apothecary as guarantors (the “Guarantors”) and IP Investment Company, LLC as lender, administrative agent and collateral agent (the “Lender”).

The Credit Agreement provides for a credit facility in the amount of up to $50,000,000 (“Credit Facility”) to be available in two advances. The maturity date for the first advance of borrowings under the Credit Agreement, subject to acceleration in certain instances, is 366 days from the closing date of the Credit Facility. All funds drawn under the Credit Facility are required to be deposited into a restricted account (the “Restricted Account”) as security for repayment of funds borrowed and amounts owing pursuant to that certain credit agreement by and among HSCP CN Holdings ULC as borrower, Acreage Finance Delaware, LLC and the lenders listed on the signature pages thereto, dated as of February 7, 2020. Effective March 11, 2020, the Borrower drew the first advance of $22,000,000 under the Credit Facility and deposited the funds into the Restricted Account.

Interest on the principal amount borrowed under the first advance of the Credit Facility will be satisfied by the Borrower delivering to the Lender 27,333 subordinate voting shares (the “Subordinate Voting Shares”) of Acreage Holdings, Inc. (the “Company”) per month, or 328,000 Subordinate Voting Shares in the aggregate (the “Interest Shares”). The Company is required to use best efforts to ensure that the Interest Shares are not subject to resale restrictions.

The Credit Agreement contains representations and warranties, and affirmative, negative and financial covenants that are customary for facilities of this type.  The negative covenants include, without limitation, certain limits on the ability of the Borrower and Guarantors to: incur indebtedness and liens; dispose of certain assets; and carry on business outside of the ordinary course.

The Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds, and notice requirements), including, but not limited to: nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, change of control events and certain bankruptcy-related events or proceedings. On the occurrence and continuance of an event of default, the Lender may, by written notice, declare all obligations under the Credit Agreement to be immediately due and payable.

IP Security Agreement and Guaranty

In connection with the Borrower entering into the Credit Agreement, Acreage IP Holdings, LLC (“Acreage IP”), an indirect subsidiary of the Company which holds its non-United States intellectual property, entered into a Security Agreement with the Lender effective on March 11, 2020 (the “Security Agreement”) and a guaranty with the Lender and Borrower effective on March 11, 2020 (the “Guaranty”).

Pursuant to the Security Agreement and Guaranty, Acreage IP will provide a guarantee and will grant a security interest in the non-U.S. intellectual property owned by Acreage IP (being the non-US intellectual property of the Company and its subsidiaries) to the Lender (the “IP Security”). Acreage IP has agreed that until all of the obligations of the Borrower under the Credit Agreement have been paid or satisfied in full, it will guarantee and promise to pay all such obligations of the Borrower under the Credit Agreement.

If the Borrower has not repaid the principal amount outstanding at maturity along with an additional $5,000,000 repayment amount, being an aggregate of $55,000,000, the Lender shall have the right to enforce its IP Security and sell such collateral to a third party. In the event that such third party does not acquire such IP Security from the Lender, the Lender may enforce its IP Security and accept such collateral in satisfaction of the Borrower’s obligations to the Lender. In the event that the transfer of the IP Security to the Lender in the foregoing scenarios does not take place, the Lender will require the Company to issue up to 8,800,000 Subordinate Voting Shares in respect of the first advance, with all or a portion of the net proceeds of the offering (if such net proceeds are greater than the amount to be repaid) payable to the Lender in satisfaction of the repayment of the first advance amount owing to it. If the Lender does not receive repayment of all amounts owing and the Borrower does not make a cash payment in respect of any shortfall, certain subsidiaries of Acreage will be required to dispose of all or a portion of certain assets in transactions to make up the difference between the amount owing and the net proceeds received by the Lender and any cash shortfall payments made by the Borrower.

Loan Agreement and Promissory Note

Kevin Murphy is lending $21,000,000 of the $22,000,000 loaned by Lender to Borrower under the Credit Facility (the “Borrowed Amount”) pursuant to a term loan agreement by and between Lender and Mr. Murphy effective as of March 11, 2020 (the “Term Loan Agreement”) and a promissory note by and between Lender and Mr. Murphy effective as of March 11, 2020 (the “Promissory Note”).

The Company has been advised that Mr. Murphy will not be a member, an officer nor a director of the Lender and that Mr. Murphy will be entitled to receive from the Borrower, assuming full repayment of the borrowed amount at maturity, $23,100,000 along with up to 304,001 Interest Shares.

Mr. Murphy deposited $20,000,000 of the Borrowed Amount, on behalf of the Lender, with the Borrower in early January of 2020. Mr. Murphy has agreed to subordinate his right to be repaid by the Lender to the interests of the other persons contributing funds to the Lender to facilitate its loan of the Borrowed Amount. Further, Mr. Murphy agreed to take half of the shares that he otherwise would have been entitled to receive as Interest Shares if he had received the same terms as the other funders of the Lender, which has reduced the aggregate number of Interest Shares required to be delivered by the Borrower in respect of the first advance.

Amending Agreement

Effective March 11, 2020, the Company entered into a second amending agreement (the “Amending Agreement”) through its subsidiary, HSCP CN Holdings ULC (“HSCP”), by and among HSCP, Borrower, ##### as administrative agent and the institutional lenders party thereto (collectively, the “Parties”). The Amending Agreement amends the credit agreement dated February 7, 2020 by and among the Parties (the “Original Credit Agreement”).

Pursuant to the Amending Agreement, an original issue discount fee of $250,000 will be incurred by the Borrower on the earlier of (i) the date of the third advance or (ii) when the facility is repaid. The set-up fees in the Original Credit Agreement were amended; the first advance set-up fee was increased from 1.25% to 2.00%; the second advance set-up fee was decreased from 0.50% to 0.25%; the third advance fee was set at 0.5%; and the fourth advance fee is to be an amount agreed upon by the Borrower and administrative agent. The number of advances under the Original Credit Agreement were increased from three to four; the first advance was reduced from $49,000,000 to $21,000,000; the second advance is $27,000,000, with such funds to be advanced no later than the tenth day from the closing date; and the third and fourth advances will be in amounts as requested by the Borrower. The interest rates payable on the advances under the Original Credit Agreement increased; the interest rate on the first advance was increased from 2.55% to 3.55%; the interest rate on the second advance was increased from 1.25% to 1.85%; the interest rate on the third advance was set at 1.55%; and the interest rate on the fourth advance will be an amount agreed upon by the Borrower and lenders party thereto. Finally, the Borrower paid a $275,000 amendment fee.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acreage Holdings, Inc.

Date: March 17, 2020	By:	/s/ Glen Leibowitz
Glen Leibowitz
Chief Financial Officer